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                                                                    Exhibit 23.1

                          Independent Auditors' Consent



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-91248 of Prosperity Bancshares, Inc. on Form S-4 of our report dated February 15, 2002 appearing in the Annual Report on Form 10-K of Prosperity Bancshares, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the proxy statement-prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
July 22, 2002